Exhibit 99.1

For more information:

Joe Zanco, President and CEO

(337) 948-3033

For Immediate Release

Release Date: October 23, 2025

Catalyst Bancorp, Inc. Announces 2025 Third Quarter Results

Opelousas, Louisiana – Catalyst Bancorp, Inc. (Nasdaq: “CLST”) (the “Company”), the parent company for Catalyst Bank (the “Bank”) (www.catalystbank.com), reported net income of $489,000 for the third quarter of 2025, compared to net income of $521,000 for the second quarter of 2025.

“Our team has done a good job attracting new deposit customers in 2025,” said Joe Zanco, President and Chief Executive Officer of the Company and Bank. “While loan growth has been slow, we are beginning to see signs of increased economic activity, which we expect will spur loan growth opportunities in the coming quarters.”

Loans

Loans totaled $164.8 million at September 30, 2025, down $2.8 million, or 2%, from June 30, 2025. The following table sets forth the composition of the Company’s loan portfolio as of the dates indicated.

(Dollars in thousands)	9/30/2025	6/30/2025	Change
Real estate loans
One- to four-family residential	$78,373	$80,195	$(1,822)	(2)%
Commercial real estate	33,679	33,976	(297)	(1)
Construction and land	18,850	20,650	(1,800)	(9)
Multi-family residential	5,367	5,432	(65)	(1)
Total real estate loans	136,269	140,253	(3,984)	(3)
Other loans
Commercial and industrial	25,665	25,035	630	3%
Consumer	2,833	2,281	552	24
Total other loans	28,498	27,316	1,182	4
Total loans	$164,767	$167,569	$(2,802)	(2)

In the third quarter of 2025, a $4.6 million construction loan paid-off and we received $1.0 million of total pay-downs on a commercial and industrial relationship that was downgraded to substandard during the first quarter of 2025. As of September 30, 2025, the classified commercial and industrial relationship totaled $2.1 million and all loans within the relationship were current and performing. Pay-offs and pay-downs during the third quarter of 2025 were partially offset by growth within the health and oilfield services segments of our loan portfolio.

The following table presents certain major segments of our commercial real estate, construction and land, and commercial and industrial loan balances as of the dates indicated.

(Dollars in thousands)	9/30/2025	6/30/2025	Change
Commercial real estate
Retail	$9,725	$9,739	$(14)	(0)%
Hospitality	5,742	5,849	(107)	(2)
Health service facilities	3,325	3,345	(20)	(1)
Restaurants	1,095	1,049	46	4
Oilfield services	374	384	(10)	(3)
Other non-owner occupied	2,380	2,648	(268)	(10)
Other owner occupied	11,038	10,962	76	1
Total commercial real estate	$33,679	$33,976	$(297)	(1)
Construction and land
Multi-family residential	$4,692	$8,997	$(4,305)	(48)%
Health service facilities	9,695	7,649	2,046	27
Other commercial construction and land	1,772	1,782	(10)	(1)
Consumer residential construction and land	2,691	2,222	469	21
Total construction and land	$18,850	$20,650	$(1,800)	(9)
Commercial and industrial
Oilfield services	$9,532	$8,081	$1,451	18%
Industrial equipment	7,865	8,453	(588)	(7)
Professional services	3,187	3,146	41	1
Other commercial and industrial	5,081	5,355	(274)	(5)
Total commercial and industrial loans	$25,665	$25,035	$630	3

Credit Quality and Allowance for Credit Losses

At September 30, 2025, non-performing assets (“NPAs”) totaled $1.9 million, compared to $1.8 million at June 30, 2025. The ratio of NPAs to total assets was 0.67% and 0.64% at September 30 and June 30, 2025, respectively. Non-performing loans (“NPLs”) comprised 1.11% and 1.00% of total loans at September 30 and June 30, 2025, respectively. At September 30 and June 30, 2025, 99% of total NPLs were one- to four-family residential mortgage loans.

At September 30 and June 30, 2025, the allowance for credit losses on loans totaled $2.4 million, or 1.45% of total loans. For the third quarter of 2025, we recorded a reversal of provision for credit losses of $36,000 largely due to a reduction in expected credit losses on individually evaluated loans and a decline in total loans. Net loan charge-offs totaled $2,000 during the third quarter of 2025, compared to net charge-offs of $42,000 during the second quarter of 2025. Net loan charge-offs during 2025 have been primarily related to residential mortgage loans and overdrawn deposit accounts.

Investment Securities

Total investment securities were $59.8 million, or 21% of total assets, at September 30, 2025, up $15.6 million, or 35%, compared to June 30, 2025. During the third quarter of 2025, we purchased $15.1 million of variable-rate and $1.1 million of fixed-rate government-sponsored mortgage-backed securities. The weighted average yield of the securities purchased during the third quarter was 5.17% at September 30, 2025.

Deposits

Total deposits were $186.4 million at September 30, 2025, up $4.2 million, or 2%, from June 30, 2025. Total deposits averaged $179.8 million during the third quarter of 2025, compared to $179.4 million during the second quarter of 2025. The increase in deposits was primarily attributable to our high-yield account specials. The competitive offerings have been successful at attracting new deposits and deepening relationships with existing customers. The following table sets forth the composition of the Company’s deposits as of the dates indicated.

(Dollars in thousands)	9/30/2025	6/30/2025	Change
Non-interest-bearing demand deposits	$27,617	$31,155	$(3,538)	(11)%
Interest-bearing demand deposits	35,748	35,307	441	1
Money market	11,783	9,437	2,346	25
Savings	52,152	51,001	1,151	2
Certificates of deposit	59,072	55,311	3,761	7
Total deposits	$186,372	$182,211	$4,161	2

The ratio of the Company’s total loans to total deposits was 88% and 92% at September 30 and June 30 2025, respectively.

Total public fund deposits amounted to $30.5 million, or 16% of total deposits, at September 30, 2025, compared to $29.0 million at June 30, 2025. At September 30 and June 30, 2025, approximately 64% of our total public fund deposits consisted of non-interest-bearing and interest-bearing demand deposits.

Capital and Share Repurchases

At September 30 and June 30, 2025, consolidated shareholders’ equity totaled $81.6 million, or 28.7% of total assets, and $80.8 million, or 29.5% of total assets, respectively.

The Company repurchased 13,212 shares of its common stock at an average cost per share of $12.93 during the third quarter of 2025, compared to 62,385 shares at an average cost per share of $11.91 during the second quarter of 2025. Under the Company’s November 2024 Repurchase Plan, 38,604 shares of the Company’s common stock were available for repurchase at September 30, 2025. Since the announcement of our first share repurchase plan on January 26, 2023 and through September 30, 2025, the Company has repurchased a total of 1,160,396 shares of its common stock, or approximately 22% of the common shares originally issued, at an average cost per share of $11.94. At September 30, 2025, the Company had common shares outstanding of 4,129,604.

Net Interest Income

The net interest margin for the third quarter of 2025 was 3.88%, down ten basis points compared to the prior quarter. For the third quarter of 2025, the average yield on interest-earning assets was 5.56%, down two basis points from the prior quarter, and the average rate paid on interest-bearing liabilities was 2.62%, up 11 basis points from the second quarter of 2025.

Net interest income for the third quarter of 2025 was $2.5 million, down $18,000, or 1%, compared to the second quarter of 2025. Total interest income was up $52,000, or 2%, in the third quarter of 2025 compared to the prior quarter largely due to an increase in income on investment securities and loans. Total interest expense increased $70,000, or 7%, in the third quarter of 2025 compared to the prior quarter. The increase in interest expense was mainly due to the full quarter impact of growth in our high-yield savings account balances during the second quarter of 2025.

The following table sets forth, for the periods indicated, the Company’s total dollar amount of interest income from average interest-earning assets and the resulting yields, as well as the interest expense on average interest-bearing liabilities, expressed both in dollars and rates, and the net interest margin. Taxable equivalent (“TE”) yields have been calculated using a marginal tax rate of 21%. All average balances are based on daily balances.

	Three Months Ended
	9/30/2025			6/30/2025
(Dollars in thousands)	Average Balance	Interest	Average Yield/ Rate(TE)	Average Balance	Interest	Average Yield/ Rate(TE)
INTEREST-EARNING ASSETS
Loans receivable(1)	$167,032	$2,816	6.69%	$167,627	$2,792	6.68%
Investment securities(2)	51,731	345	2.71	48,285	294	2.49
Other interest earning assets	32,241	352	4.33	33,225	375	4.53
Total interest-earning assets	$251,004	$3,513	5.56	$249,137	$3,461	5.58
INTEREST-BEARING LIABILITIES
Demand deposits, money market, and savings accounts	$94,308	$529	2.22%	$92,088	$466	2.03%
Certificates of deposit	56,113	454	3.21	57,018	459	3.23
Total interest-bearing deposits	150,421	983	2.59	149,106	925	2.49
Borrowings	10,699	80	2.97	9,619	68	2.84
Total interest-bearing liabilities	$161,120	$1,063	2.62	$158,725	$993	2.51
Net interest-earning assets	$89,884			$90,412
Net interest income; average interest rate spread		$2,450	2.94%		$2,468	3.07%
Net interest margin(3)			3.88			3.98

(1)	Includes non-accrual loans during the respective periods. Calculated net of deferred fees and discounts and loans in-process.
(2)	Average investment securities does not include unrealized holding gains/losses on available-for-sale securities.
(3)	Equals net interest income divided by average interest-earning assets. Taxable equivalent yields are calculated using a marginal tax rate of 21%.

Non-interest Income

Non-interest income for the third quarter of 2025 totaled $315,000, down $29,000, or 8%, compared to the second quarter of 2025. During the third quarter of 2025, we corrected an immaterial technical error related to fees charged for the use of foreign ATMs and refunded customers all fees that were applied in error. The refunded fees were the primary reason for the decrease in income from service charges on deposit accounts when comparing the third quarter to the second quarter of 2025.

Non-interest Expense

Non-interest expense for the third quarter of 2025 totaled $2.2 million, up $24,000, or 1%, compared to the second quarter of 2025.

Salaries and employee benefits expense for the third quarter of 2025 totaled $1.3 million, up $50,000, or 4%, from the prior quarter. New grants of share-based compensation in June 2025 and additional payroll tax expense for vesting of existing stock awards accounted for approximately half of the increase.

Professional fees for the third quarter of 2025 totaled $91,000, down $23,000, or 20%, from the prior quarter.  During the second quarter of 2025 the Company incurred additional professional fees for our annual shareholders meeting and related materials.

Other non-interest expense totaled $211,000 for the third quarter of 2025, down $23,000, or 10%, from the prior quarter primarily due to a decline in loan collection related expenses.

About Catalyst Bancorp, Inc.

Catalyst Bancorp, Inc. (Nasdaq: CLST) is a Louisiana corporation and registered bank holding company for Catalyst Bank, its wholly-owned subsidiary, with $283.8 million in assets at September 30, 2025. Catalyst Bank, formerly St. Landry Homestead Federal Savings Bank, has been in operation in the Acadiana region of south-central Louisiana since 1922. With a focus on fueling business and improving lives throughout the region, Catalyst Bank offers commercial and retail banking products through our six full-service branches located in Carencro, Eunice, Lafayette, Opelousas, and Port Barre. To learn more about Catalyst Bancorp and Catalyst Bank, visit www.catalystbank.com, or the website of the Securities and Exchange Commission, www.sec.gov.

Forward-looking Statements

This news release reflects industry conditions, Company performance and financial results and contains “forward-looking statements,’ which may include forecasts of our financial results and condition, expectations for our operations and businesses, and our assumptions for those forecasts and expectations. Do not place undue reliance on forward-looking statements. These forward-looking statements are subject to a number of risk factors and uncertainties which could cause the Company’s actual results and experience to differ materially from the anticipated results and expectation expressed in such forward-looking statements.

Factors that could cause our actual results to differ materially from our forward-looking statements are described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Supervision and Regulation” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and in other documents subsequently filed by the Company with the Securities and Exchange Commission, available at the SEC’s website and the Company’s website, each of which are referenced above. To the extent that statements in this news release relate to future plans, objectives, financial results or performance by the Company, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are generally identified by use of words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology.

Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. All information is as of the date of this news release. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

CATALYST BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	(Unaudited)	(Unaudited)		(Unaudited)
(Dollars in thousands)	9/30/2025	6/30/2025	12/31/2024	9/30/2024
ASSETS
Non-interest-bearing cash	$4,515	$4,024	$4,076	$3,625
Interest-bearing cash and due from banks	32,756	36,032	40,219	42,128
Total cash and cash equivalents	37,271	40,056	44,295	45,753
Investment securities:
Securities available-for-sale, at fair value	44,853	29,294	28,712	32,196
Securities held-to-maturity	14,945	14,948	13,447	13,450
Loans receivable, net of unearned income	164,767	167,569	167,076	165,882
Allowance for credit losses	(2,397)	(2,431)	(2,522)	(2,414)
Loans receivable, net	162,370	165,138	164,554	163,468
Accrued interest receivable	861	883	851	815
Foreclosed assets	76	80	194	173
Premises and equipment, net	5,954	5,977	6,085	6,135
Stock in correspondent banks, at cost	939	825	1,961	1,939
Bank-owned life insurance	14,849	14,726	14,489	14,370
Other assets	1,716	1,858	2,109	2,318
TOTAL ASSETS	$283,834	$273,785	$276,697	$280,617

LIABILITIES
Deposits:
Non-interest-bearing	$27,617	$31,155	$28,281	$27,904
Interest-bearing	158,755	151,056	157,393	139,532
Total deposits	186,372	182,211	185,674	167,436
Borrowings	14,693	9,647	9,558	29,513
Other liabilities	1,184	1,128	1,261	2,001
TOTAL LIABILITIES	202,249	192,986	196,493	198,950

SHAREHOLDERS' EQUITY
Common stock	41	41	43	44
Additional paid-in capital	37,997	38,259	39,561	40,847
Unallocated common stock held by benefit plans	(5,260)	(5,596)	(5,702)	(5,777)
Retained earnings	51,456	50,967	49,860	49,234
Accumulated other comprehensive loss	(2,649)	(2,872)	(3,558)	(2,681)
TOTAL SHAREHOLDERS' EQUITY	81,585	80,799	80,204	81,667
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$283,834	$273,785	$276,697	$280,617

CATALYST BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended			Nine Months Ended
(Dollars in thousands)	9/30/2025	6/30/2025	9/30/2024	9/30/2025	9/30/2024
INTEREST INCOME
Loans receivable, including fees	$2,816	$2,792	$2,717	$8,346	$7,314
Investment securities	345	294	255	914	790
Cash and due from banks	345	353	678	1,039	2,184
Other	7	22	21	49	63
Total interest income	3,513	3,461	3,671	10,348	10,351
INTEREST EXPENSE
Deposits	983	925	830	2,849	2,370
Borrowings	80	68	309	216	908
Total interest expense	1,063	993	1,139	3,065	3,278
Net interest income	2,450	2,468	2,532	7,283	7,073
Provision for (reversal of) credit losses	(36)	-	337	(36)	531
Net interest income after provision for (reversal of) credit losses	2,486	2,468	2,195	7,319	6,542
NON-INTEREST INCOME (LOSS)
Service charges on deposit accounts	172	202	200	571	597
Bank-owned life insurance	123	119	118	360	344
Loss on sales of investment securities	-	-	-	-	(5,507)
Other income on foreclosed assets	-	-	-	216	-
(Loss) gain on sale of fixed assets	(1)	-	-	(1)	6
Federal community development grant	-	-	280	-	280
Other	21	23	22	66	103
Total non-interest income (loss)	315	344	620	1,212	(4,177)
NON-INTEREST EXPENSE
Salaries and employee benefits	1,312	1,262	1,200	3,819	3,603
Occupancy and equipment	220	208	193	627	572
Data processing and communication	179	176	238	537	1,170
Professional fees	91	114	151	306	375
Directors’ fees	123	117	116	354	345
ATM and debit card	24	29	24	75	124
Foreclosed assets, net	7	18	33	114	67
Advertising and marketing	35	20	31	94	112
Other	211	234	274	652	751
Total non-interest expense	2,202	2,178	2,260	6,578	7,119
Income (loss) before income tax expense (benefit)	599	634	555	1,953	(4,754)
Income tax expense (benefit)	110	113	108	357	(1,039)
NET INCOME (LOSS)	$489	$521	$447	$1,596	$(3,715)

Earnings (loss) per share:
Basic	$0.13	$0.14	$0.11	$0.43	$(0.93)
Diluted	0.13	0.14	0.11	0.43	(0.93)

CATALYST BANCORP, INC. AND SUBSIDIARY
SELECTED FINANCIAL DATA

	Three Months Ended			Nine Months Ended
(Dollars in thousands)	9/30/2025	6/30/2025	9/30/2024	9/30/2025	9/30/2024
EARNINGS DATA
Total interest income	$3,513	$3,461	$3,671	$10,348	$10,351
Total interest expense	1,063	993	1,139	3,065	3,278
Net interest income	2,450	2,468	2,532	7,283	7,073
Provision for (reversal of) credit losses	(36)	-	337	(36)	531
Total non-interest income (loss)	315	344	620	1,212	(4,177)
Total non-interest expense	2,202	2,178	2,260	6,578	7,119
Income tax expense (benefit)	110	113	108	357	(1,039)
Net income (loss)	$489	$521	$447	$1,596	$(3,715)

AVERAGE BALANCE SHEET DATA
Total loans	$167,032	$167,627	$161,410	$166,938	$152,066
Total interest-earning assets	251,004	249,137	261,069	248,959	265,212
Total assets	272,987	270,788	282,440	270,686	284,964
Total interest-bearing deposits	150,421	149,106	141,074	149,837	143,619
Total interest-bearing liabilities	161,120	158,725	170,576	159,805	172,608
Total deposits	179,825	179,426	169,437	178,795	172,461
Total shareholders' equity	81,136	80,611	81,307	80,727	81,645

SELECTED RATIOS
Return on average assets	0.71%	0.77%	0.63%	0.79%	(1.74)%
Return on average equity	2.39	2.59	2.18	2.64	(6.08)
Efficiency ratio	79.67	77.46	71.72	77.44	245.83
Net interest margin(TE)	3.88	3.98	3.86	3.92	3.56
Average equity to average assets	29.72	29.77	28.79	29.82	28.65
Common equity Tier 1 capital ratio(1)	43.95	43.72	45.74
Tier 1 leverage capital ratio(1)	27.58	27.56	27.43
Total risk-based capital ratio(1)	45.20	44.98	46.99

NON-FINANCIAL DATA
Total employees (full-time equivalent)	49	49	48
Common shares issued and outstanding, end of period	4,129,604	4,142,816	4,399,127

(1)	Capital ratios are preliminary end-of-period ratios for the Bank only and are subject to change.

CATALYST BANCORP, INC. AND SUBSIDIARY
SELECTED FINANCIAL DATA
(continued)

	Three Months Ended			Nine Months Ended
(Dollars in thousands)	9/30/2025	6/30/2025	9/30/2024	9/30/2025	9/30/2024
ALLOWANCE FOR CREDIT LOSSES
Loans:
Beginning balance	$2,431	$2,500	$2,215	$2,522	$2,124
Provision for (reversal of) credit losses	(32)	(27)	330	(42)	557
Charge-offs	(37)	(63)	(184)	(153)	(364)
Recoveries	35	21	53	70	97
Net charge-offs	(2)	(42)	(131)	(83)	(267)
Ending balance	$2,397	$2,431	$2,414	$2,397	$2,414

Unfunded commitments:
Beginning balance	$131	$104	$224	121	257
Provision for (reversal of) credit losses on unfunded commitments	(4)	27	7	6	(26)
Ending balance	$127	$131	$231	$127	$231

Total provision for (reversal of) credit losses	$(36)	$-	$337	$(36)	$531

CREDIT QUALITY(1)
Non-accruing loans	$1,459	$1,455	$1,423
Accruing loans 90 days or more past due	364	215	15
Total non-performing loans	1,823	1,670	1,438
Foreclosed assets	76	80	173
Total non-performing assets	$1,899	$1,750	$1,611

Total non-performing loans to total loans	1.11%	1.00%	0.87%
Total non-performing assets to total assets	0.67	0.64	0.57

(1)	Credit quality data and ratios are as of the end of each period presented.